SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2003

NEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State or jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7625 Hamilton Park Drive, Chattanooga, Tennessee 37421
Address of principal executive offices

423-296-8213
Registrant’s telephone number, including area code

SPORTING MAGIC, INC.
(Former name or former address, if changed since last report.)

Item 5.    Other.

(a)    Amendment to Loan Documents.    Effective as of November 29, 2002, Next Marketing, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Registrant, entered into an amendment of its loan agreement with AmSouth Bank to modify its borrowing base for revolving credit loans to provide for a maximum loan amount of $5,000,000, to add the Registrant as a guarantor of the AmSouth Bank line of credit and to extend the commitment period until March 31, 2004.

(b)    Merger.    Effective as of December 27, 2002, Next, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, merged with and into the Registrant, with the Registrant being the surviving corporation. A copy of the Agreement and Plan of Merger as filed with the Delaware Secretary of State is attached as an exhibit.

(c)    Name Change.    Effective as of December 27, 2002, the Registrant filed an Amended and Restated Certificate of Incorporation pursuant to which the name of the Registrant was changed to Next, Inc. The Amended and Restated Certificate of Incorporation was approved by the shareholders of the Registrant at the Registrant’s annual meeting on August 15, 2002, and a copy thereof, as filed the Delaware Secretary of State, is attached as an exhibit.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

99.1	Agreement and Plan of Merger

99.2	Amended and Restated Certificate of Incorporation

Item 8.    Change in Fiscal Year.

The Registrant, in connection with the approval of the name change and merger referred to in Item 5(b) and Item 5(c) hereof, determined to change its fiscal year from a fiscal year ending on August 31, the date that was used in its most recent filing, to a fiscal year ending on November 30. The transition period will be covered on the Registrant’s Form 10-KSB filed for the fiscal year ending on November 30, 2002. Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC

Dated: January 7, 2003	By:	/s/ Danny F. Cooke
Danny F. Cooke Chairman & CEO